Exhibit 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Relations Contact

Pam Erickson

617-296-6080

pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Brett Goodman

646-521-4406

brett.goodman@etrade.com

E*TRADE FINANCIAL ANNOUNCES RESULTS OF SPECIAL STOCKHOLDER MEETING

New York, NY, August 19, 2009 – E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced the results of its Special Stockholder Meeting at which the stockholders voted on certain proposals in connection with the Company’s previously announced debt exchange offer. Holders of shares comprising a quorum of the Company’s stockholders were present or represented by proxy at the meeting.

At the Special Stockholder Meeting, stockholders approved (1) the amendment to the Company’s Certificate of Incorporation increasing the authorized shares of its common stock to four billion, (2) the issuance of the consideration offered to holders of notes in the debt exchange and (3) the potential issuance of shares of common stock or securities convertible or exchangeable into or exercisable for, common stock in connection with future debt exchange transactions in an amount up to 365 million shares. Stockholder approval of proposals (1) and (2) was a condition for the completion of the debt exchange. In addition, stockholders passed a non-binding resolution at the Special Stockholder Meeting advising the Company to terminate its Stockholder Rights Plan. As previously announced, the Company’s Board of Directors, in the exercise of its fiduciary duties, will consider the outcome of the advisory vote in determining whether to retain or terminate the Stockholder Rights Plan.

“We are pleased with today’s Stockholder vote, which allows us to proceed with the exchange of $1.7 billion of debt, thereby enhancing the Parent company’s liquidity and substantially reducing its debt service burden,” said Donald H. Layton, Chairman and CEO, E*TRADE FINANCIAL Corporation. “Overall we are thrilled with the results of our capital plan, which has strengthened our financial health, positioning the company toward long-term growth and profitability. We are now well positioned to seize the opportunities that we see for our online brokerage franchise.”

The Company’s debt exchange offer expires at 12:00 midnight, New York City time tonight. The Company anticipates that the debt exchange will close on August 24, 2009.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing, and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

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Important Notices

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.

Forward-Looking Statements. The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the Company to complete the Exchange Offer. The uncertainties and risks include, but are not limited to, potential negative regulatory consequences resulting from actions by the OTS or other regulators and related matters. Additional uncertainties and risks affecting the business, financial condition, results of operations and prospects of the Company include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, including changes to the U.S. Treasury’s Troubled Asset Relief Program, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the “Risk Factors” section of the Company’s prospectus supplements dated June 18 and July 2, 2009 and in the information included or incorporated in the annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K previously filed by E*TRADE FINANCIAL Corporation with the SEC (including information under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2009 E*TRADE FINANCIAL Corporation. All rights reserved.